Exhibit 3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statements on Form S-8, File No. 33-33906, File No. 333-4302, File No. 333-5368, File No. 333-6378, File No. 333-40516, File No. 333-103888 and File No. 333-108149, of WPP Group plc of our report dated 10 May 2004, except for notes 28 and 29, as to which the date is September 21, 2004, appearing in the Report of Foreign Private Issuer on Form 6-K/A of WPP Group plc dated December 21, 2004.

/s/ Deloitte & Touche LLP.

London, England

21 December 2004